Exhibit 10.1

FORM OF CONVERTIBLE BRIDGE LOAN AGREEMENT

This Convertible Bridge Loan Agreement (this “Agreement”) is between [_______________] (“Lender”) and Bakken Resources, Inc. (the “Company”), a Nevada corporation.

WHEREAS, Lender desires to provide a convertible bridge loan (the “Bridge Loan”) to the Company to (i) fund the Company’s on-going oil and mining exploration, (ii) fund other business development activities and the Company’s general corporate expenses, and (iii) pay transaction costs associated with the entering into of this Agreement.

WHEREAS, the Company desires to obtain the Bridge Loan from Lender for (i) funding its on-going oil and mining exploration and other business development activities, (ii) funding its general corporate expenses, and (iii) paying transaction costs associated with the entering into of this Agreement.

NOW, THEREFORE, the parties enter into this Agreement based upon the terms and conditions set forth herein:

1.

Convertible Bridge Loan Amount: The total amount of the Bridge Loan shall be __________ Thousand Dollars (USD$__,000.00).

2.

Form and Funding Procedures of the Bridge Loan: Lender has provided the Bridge Loan to the Company as follows: _________ Thousand Dollars (USD$__,000.00) to the Company’s escrow agent: Michelman & Robinson, LLP, 114 West 47th Street, 24th Floor, New York NY 11217 (“Escrow Agent”) to be held in escrow and be disbursed to the Company upon Escrow Agent’s receipt of a fully executed copy of this Agreement.  Escrow Agent shall release funds by wire transfer to the Company in accordance with the instructions as set forth on Schedule A attached hereto.

3.

Interest Rate: Interest shall accrue on the aggregate amount of the Bridge Loan from the Closing Date (defined herein) through the expiration of the Term (defined herein) of this Agreement at an annual rate of six percent (6%).

4.

Closing Date: The parties agree that the closing date for this Agreement shall be on or around May 16, 2011 (the “Closing Date”).

5.

Term: The term of this Agreement shall be December 31, 2011 (the “Term”), except if the Company closes on a Qualified Financing Round (defined herein) prior to the end of the Term, this Agreement will terminate and the Company shall convert the Bridge Loan into equity of the Company in accordance with Section 7 of this Agreement.

6.

Repayment of Bridge Loan:

Unless the Bridge Loan is converted in accordance with this Agreement, principal and accrued interest will be paid in cash as computed utilizing an annual interest rate of six percent (6%). Lender will also receive a warrant to purchase up to twenty percent (20%) of the value of the principal amount of the Bridge Loan at an exercise price equivalent to the per share price of the next Qualified Financing Round (as hereinafter defined).

7.

The Company’s Conversion of Bridge Loan to Equity: The Company shall convert the Bridge Loan as follows:  the principal amount of the Bridge Loan shall be converted into the same equity that is issued pursuant to the next Qualified Financing Round, except that the conversion price of such debt shall be at a twenty five percent (25%) discount to either the lower of the equity price per share raised in such Qualified Financing Round or $0.50 per share of common stock, provided, however that the overall discount of the conversion price to the equity price per share raised in the Qualified Financing Round shall be not greater than 50%.  A “Qualified Financing Round” shall mean an equity financing of the Company during the Term which results in gross proceeds of not less than $2,000,000.  The Company currently contemplates the next Qualified Financing Round to be offered to prospective investors at $0.50 per share of common stock, based on the Company’s capitalization on the date hereof.  In the event that Company’s Option as described herein is exercised, interest on the Bridge Loan shall not accrue (and any accrued interest shall be deemed null and void ab initio) and the warrant contemplated to be issued to Lender shall be deemed cancelled.

8.

Accredited Investor: Lender is an “accredited investor” as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

9.

Confidentiality: Each party agrees to take prudent steps to ensure that its officers, directors, employees and affiliates keep the terms and conditions of this Agreement confidential and not to disclose the contents of this Agreement to any party other than the respective parties’ legal counsel, financial advisors and/or other parties that are approved in writing by the non-disclosing party or its legal counsel, except for such disclosure as may be required by a government agency, Court of competent jurisdiction, or other adjudicatory authority that is necessary to resolve any legal disputes over the interpretation and/or enforcement of provisions contained herein.

10.

General Provisions: The following general provisions shall be binding on both parties to this Agreement:

(i)

The use of the singular in this Agreement shall be deemed to include the plural, and vice versa, whenever the context requires.

(ii)

This agreement shall not be assigned by either party without the expressed written consent of the other party.

(iii)

If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(iv)

The parties agree to execute such further documents and instruments as each may reasonably request in order to effectuate the terms and intentions of this Agreement.

(v)

Any notice, requests, demands or other communications required or desired to be provided pursuant to this Agreement shall be in writing and shall be either deposited in the United States mail, registered or certified, and with proper postage prepaid or overnight courier. Notice given by registered or certified mail shall be deemed effective five (5) days after deposit in the mail with the appropriate address indicated below, or any other address provided to the noticing party in writing by the party to be noticed. Notice given by overnight courier shall be effective two (2) days after deposit to the courier.

To Lender:

_____________________________

_____________________________

_____________________________

_____________________________

To the Company:

Bakken Resources, Inc.

1425 Birch Ave. Suite A,

Helena, MT 59601

Telephone: (406) 442-9444

With a Copy to:

Michelman & Robinson, LLP

114 West 47th Street, 24th Floor

New York, NY 10036

Telephone: (212) 730-7700

Attention: Wesley J. Paul

(vi)

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement. For purposes of this Agreement, a facsimile signature shall be deemed an original signature of the party transmitting an executed copy of this Agreement by facsimile. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties.

(vii)

This Agreement shall be governed by the laws of the State of New York.  The parties agree to resolve any dispute arising out of this Agreement by binding arbitration in accordance with the rules and procedures of the American Arbitration Association. The parties further agree that any arbitration award resulting from an arbitration proceeding that takes place pursuant to this provision may be filed as a judgment with a Court of competent jurisdiction.

(viii)

This Agreement contains the entire understanding between the parties with respect to the subject matter of this Agreement. Each party acknowledges that it has not been induced to enter this agreement by any representations or assurances, whether written or oral, and agree that each has not received any promises or inducements other than as herein set forth. Each party has had sufficient opportunity to have this Agreement reviewed by legal counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Agreement having an effective date as of May ___, 2011.

LENDER:

_________________________________

BAKKEN RESOURCES, INC.

By: _______________________________

Name:

Title:

[Signature Page to Convertible Bridge Loan Agreement]